UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 6, 2018

ZIX CORPORATION

(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on June 6, 2018. The proposals presented at the annual meeting are described in detail in the Proxy Statement relating thereto, which was filed with the Securities and Exchange Commission on April 27, 2018. The voting results detailed below represent final results as certified by an independent inspector of elections.

Proposal 1    Election of Directors

Shareholders elected the following individuals as Directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Mark J. Bonney	32,003,471	188,828	13,010,492
Taher A. Elgamal	31,978,237	214,062	13,010,492
Robert C. Hausmann	32,045,016	147,283	13,010,492
Maribess L. Miller	32,029,612	162,687	13,010,492
Richard D. Spurr	31,069,632	1,122,667	13,010,492
David J. Wagner	32,071,570	120,729	13,010,492

Proposal 2    Ratification of Appointment of Accountants

Shareholders ratified the selection of Whitley Penn LLP to serve as the Company’s independent registered public accounting firm for 2018.

For	Against	Abstain	Broker Non-votes
45,091,727	89,948	21,116	0

Proposal 3    “Say on Pay”

Shareholders approved the following resolution: “Resolved, that shareholders approve the compensation of the Company’s named executive officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement.” Approximately 97.6% of the shares entitled to vote and represented at the meeting were voted “For” the subject resolution.

For	Against	Abstain	Broker Non-votes
31,412,471	693,828	86,000	13,010,492

Proposal 4    2018 Omnibus Incentive Plan

Shareholders approved the Company’s 2018 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-votes
31,218,644	882,990	90,665	13,010,492

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

Date: June 7, 2018	By:	/s/ Noah F. Webster
Noah F. Webster
Vice President, General Counsel and Secretary